Exhibit 10.9

LICENSE-BACK AGREEMENT

THIS LICENSE-BACK AGREEMENT (this “Agreement”), dated as of December 21, 2007 (the “Effective Date”), is made by and between CELL THERAPEUTICS, INC., a Washington corporation (“CTI”), and BIOGEN IDEC INC., a Delaware corporation (“BIIB”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of August 15, 2007, by and between CTI and BIIB (the “Asset Purchase Agreement”), CTI has purchased assets (the “Acquisition”) from BIIB relating to the Product (as defined in the Asset Purchase Agreement);

WHEREAS, in connection with the Acquisition, the parties desire, as between the parties, that BIIB continue to enjoy (i) certain rights in the Product Patents (as defined in the Asset Purchase Agreement) necessary to fulfill its obligations under the Supply Agreement (as defined below), (ii) certain economic benefits of, and be responsible for all economic and other obligations and liabilities relating to, the sale of the Product worldwide, including those obligations under the Schering License Agreement and the Schering Supply Agreement (as both terms are defined below), except for those assigned to and assumed by CTI under the Transaction Documents (as defined in the Asset Purchase Agreement), and (iii) certain rights in the Product Patents for all purposes other than the development, manufacture and sale of the Product; and

WHEREAS, to accomplish this, CTI desires to grant, and BIIB desires to accept, certain licenses and other rights.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CTI and BIIB agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below (note: terms used but not otherwise defined herein shall have their respective meanings as set forth in the Asset Purchase Agreement):

“Action” means any claim, dispute, action (including any action seeking injunctive or other equitable relief), arbitration, mediation, litigation, proceeding, suit or governmental investigation and any appeal therefrom.

“Acquisition” has the meaning set forth in the recitals.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person. A Person will be deemed to “Control” another Person if such first Person has the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Asset Purchase Agreement” has the meaning set forth in the recitals.

“Assigned Contracts” has the meaning set forth in the Asset Purchase Agreement.

“Assumed Contractual Obligations” has the meaning set forth in the Asset Purchase Agreement.

“BIIB” has the meaning set forth in the introductory paragraph.

“Biosimilar Product” means a biosimilar product approved by the FDA based upon reference to the prior approval of the Product (and the clinical data supporting such approval) to which such biosimilar product is therapeutically equivalent.

“Cabilly Agreement” means that certain Amended and Restated Non-Exclusive License Agreement, dated on or about the date hereof, by and between Genentech and BIIB, as may be amended from time to time.

“Cross-License Patents” means any patents that (i) are assigned or licensed (or are based upon patent applications assigned or licensed) by BIIB to CTI pursuant to the Transaction Documents and (ii) were granted, or are based upon patent applications that were pending, as of December 7, 1993.

“CTI” has the meaning set forth in the introductory paragraph.

“Effective Date” means the meaning set forth in the introductory paragraph.

“Genentech” means Genentech, Inc., a Delaware corporation.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality of applicable jurisdiction, whether domestic or foreign.

“Imminent Lapse Date” has the meaning set forth in Section 2.5(b).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Product” has the meaning set forth in the Asset Purchase Agreement.

“Product Manufacturing Technology” has the meaning set forth in the Supply Agreement.

“Product Patents” has the meaning set forth in the Asset Purchase Agreement.

“Product Trade Dress” has the meaning set forth in the Asset Purchase Agreement.

“Product Trademarks” has the meaning set forth in the Asset Purchase Agreement.

“Purchased Assets” has the meaning set forth in the Asset Purchase Agreement.

“Schering” has the meaning set forth in the Asset Purchase Agreement.

“Schering License Agreement” has the meaning set forth in the Asset Purchase Agreement, as the same may be amended from time to time (so long as any such amendment does not provide Schering or any successor or assignee with a right to offer to sell, sell, import or distribute the Product in the United States).

“Schering Supply Agreement” has the meaning set forth in the Asset Purchase Agreement, as the same may be amended from time to time (so long as any such amendment does not provide Schering or any successor or assignee with a right to offer to sell, sell, import or distribute the Product in the United States).

“Supply Agreement” means that certain Supply Agreement, dated as of the Effective Date, by and between CTI and BIIB.

“Transaction Documents” has the meaning set forth in the Asset Purchase Agreement.

“United States” means the United States of America, together with all of its territories possessions, and the Commonwealth of Puerto Rico.

Section 1.2 Interpretation.

(a) When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(b) Any terms defined in the singular shall have a comparable meaning when in the plural, and vice-versa.

(c) All references to any introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules shall be deemed references to the introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules to this Agreement unless otherwise specifically set forth herein.

(d) This Agreement shall be deemed drafted jointly by CTI and BIIB and shall not be specifically construed against either party based on any claim that such party or its counsel drafted this Agreement.

ARTICLE II

LICENSE

Section 2.1 License for the Product. Subject to the terms and conditions of this Agreement, CTI hereby grants to BIIB, and BIIB hereby accepts, the following:

(a) a non-exclusive, worldwide, fully-paid, freely transferable (including the right to sublicense) license during the Term (as defined in the Supply Agreement) of the Supply Agreement under the Product Patents, the Product Trade Dress, the Product Trademarks and the Product Manufacturing Technology (to the extent of any CTI interest in the Product Manufacturing Technology) to develop, make and have made the Product but only for the purpose of fulfilling BIIB’s obligations under the Supply Agreement;

(b) an exclusive (even as to CTI), worldwide, fully-paid, irrevocable, perpetual, freely transferable (including the right to sublicense) license under the Product Patents, the Product Trade Dress, the Product Trademarks and the Product Manufacturing Technology (to the extent of any CTI interest in the Product Manufacturing Technology) to develop, make, have made, use, offer to sell, sell, have sold and import the Product, except where such Product is ultimately used by, or sold to, end-users in the United States; and

(c) the worldwide, fully-paid, irrevocable, perpetual, freely transferable (including the right to sublicense) right under the Product Patents, the Product Trade Dress, the Product Trademarks and the Product Manufacturing Technology (to the extent of any CTI interest in the Product Manufacturing Technology) solely to perform obligations for, or provide rights to Schering or its licensees or assignees under, the Schering License Agreement or the Schering Supply Agreement.

Section 2.2 Exclusive License for Other Products. Subject to the terms and conditions of this Agreement, CTI hereby grants to BIIB, and BIIB hereby accepts, an exclusive (even as to CTI), worldwide, fully-paid, irrevocable, perpetual, freely transferable (including the right to sublicense) license under the Product Patents to develop, make, have made, use, offer to sell, sell, have sold and import anything (including any product) other than the Product.

Section 2.3 Restrictions. Without limiting the provisions of Sections 2.1 and 2.2, CTI shall not, and shall not enable any other Person to, grant or offer to grant to any Person any right or license under the Product Patents, the Product Trade Dress, the Product Trademarks or the Product Manufacturing Technology (to the extent of any CTI interest in the Product Manufacturing Technology) that (i) would be in conflict with the provisions of Sections 2.1 and 2.2 or (ii) relate to any territory outside of the United States.

Section 2.4 Schering. Without limiting the provisions of Sections 2.1 and 2.2, CTI acknowledges and agrees that, subject to the provisions of Section 9.5 of the Asset Purchase Agreement: (i) BIIB shall be permitted to maintain the Schering License Agreement and the Schering Supply Agreement following the transfer to CTI of the Purchased Assets pursuant to the Acquisition, including the right to retain all monies received from Schering under the Schering License Agreement and the Schering Supply Agreement; (ii) Schering shall continue to possess the rights set forth in the Schering License Agreement and the Schering Supply Agreement; and (iii) CTI shall not (nor enable or assist any other Person to) grant or offer to grant any right or license to the Product for any purpose in any territory outside of the United States even if such purpose results in ultimate use of such Product by end-users in the United States.

Section 2.5 Prosecution, Maintenance and Enforcement.

(a) As between the parties and subject to the provisions of this Section 2.5: (i) CTI shall have the sole right, to be exercised (or not exercised) in CTI’s sole discretion, as to (x) the prosecution and maintenance of the Product Patents and the Product Trademarks; (y) the conduct of any and all Actions in respect of any infringement of any of the Product Patents by a Person developing, making, using, offering for sale, selling or importing the Product or any Biosimilar Product in the United States for use of such Product or such Biosimilar Product by an end-user in the United States; and (z) the conduct of any and all Actions in respect of any infringement of any of the Product Trademarks in the United States; and (ii) CTI shall bear the cost of any such prosecution, maintenance and Actions; provided, however, that BIIB shall, as reasonably requested by CTI, provide reasonable cooperation and assistance to CTI in relation to any such prosecution, maintenance and Actions insofar as the same shall relate to the Product. Without limiting the foregoing, CTI shall pay all maintenance fees with respect to the Product Patents and the Product Trademarks.

(b) CTI shall not abandon, allow to lapse or disclaim any portion of the Product Patents or the Product Trademarks without (i) the prior written consent of BIIB (which shall not be unreasonably withheld, delayed or conditioned) and, (ii) with respect to the Product Patents, offering to assign any such Product Patent to BIIB without payment by BIIB to CTI. Notwithstanding the foregoing, in the event that CTI fails to take such action as is necessary to avoid the abandonment, lapse or disclaimer of any Product Patent within five (5) business days of the deadline therefor (“Imminent Lapse Date”) and BIIB has not consented in writing thereto, and CTI has not otherwise advised BIIB that it will take such action prior to the Imminent Lapse Date, then CTI hereby designates and appoints BIIB and each of its duly authorized officers and agents as CTI’s agents and attorneys-in-fact to act on CTI’s behalf to effect such action.

(c) Notwithstanding any provision herein to the contrary, as between the parties: (i) BIIB shall have the sole right, to be exercised (or not exercised) in BIIB’s sole discretion, as to the conduct of any and all Actions in respect of any infringement of any of the Product Patents by a Person developing, making, using, offering for sale, selling or importing (x) anything (including any product) other than the Product or any Biosimilar Product or (y) the Product or any Biosimilar Product for use by end-users outside the United States; and (ii) BIIB shall bear the cost of any such Actions; provided, however, that (A) CTI shall, as reasonably requested by BIIB, provide reasonable cooperation and assistance to BIIB in relation to any such Action (including joining such Action as a party where necessary to maintain such Action), all at the expense of BIIB, and (B) BIIB shall (subject to any relevant confidentiality obligations of BIIB) consult with CTI to the extent that the conduct of any such Actions could reasonably be expected to have any material effect on the Product. Without limiting any other provision of this Agreement, BIIB may assign some or all of its rights under this Section 2.5(c) to one or more third parties in its discretion.

(d) CTI and BIIB shall each inform the other promptly in writing of any alleged infringement by a third Person of the Product Patents that comes to its attention and of any reasonably available evidence thereof.

Section 2.6 Cross-License for Genentech. CTI hereby grants to BIIB a non-exclusive license to grant to Genentech a license to make, use and sell the Product within the Field (as defined in the Cabilly Agreement) and in the United States under any Cross-License Patents that would otherwise block the ability of Genentech or its Designee (as defined in the Cabilly Agreement) to make, use or sell the Product within the Field and in the United States. After the Effective Date, CTI shall not grant to any third Person without the prior written consent of BIIB for the benefit of Genentech an exclusive license relating to the manufacture, use or sale of the Product except with the reservation of CTI’s right to grant to BIIB for the benefit of Genentech the license contemplated under this Section 2.6. CTI does not grant to BIIB for the benefit of Genentech a license under CTI’s confidential know-how relating to the Product, nor is CTI obliged to disclose such know-how to BIIB for the benefit of Genentech. Notwithstanding any provision of any of the Transaction Documents to the contrary, CTI acknowledges and agrees that CTI’s right, title and interest in and to the Product Patents is subject to the license to Genentech contemplated by this Section 2.6.

Section 2.7 License Term. The licenses granted herein pursuant to Sections 2.1, 2.2 and 2.6 and the provisions of Section 2.6 shall survive any termination of this Agreement.

Section 2.8 Standards for Trade Dress and Trademarks. BIIB acknowledges that all use of the Product Trade Dress and the Product Trademarks in the United States by BIIB and its sublicensees pursuant to the right and license under Section 2.1 shall inure to the benefit of CTI or any of CTI’s Affiliates, as the case may be, and shall be in accordance with the past practice of CTI and any of CTI’s Affiliates for quality standards for the Product, the Product Trade Dress and the Product Trademarks. CTI shall, as reasonably requested by CTI, have the right to review BIIB’s use thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 CTI. Subject to the accuracy of BIIB’s applicable representations and warranties in Article V of the Asset Purchase Agreement, CTI represents and warrants to BIIB, as of the Effective Date, as follows:

(a) CTI has the power and authority to execute, deliver and perform this Agreement, and this Agreement is a valid and binding obligation of CTI, enforceable in accordance with its terms; and

(b) CTI has the right to grant the licenses to the Product Patents, the Product Trade Dress, the Product Trademarks and the Product Manufacturing Technology (to the extent of any CTI interest in the Product Manufacturing Technology) that are the subject of this Agreement.

Section 3.2 No Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH ABOVE IN SECTION 3.1 AND IN ARTICLE VI OF THE ASSET PURCHASE AGREEMENT, CTI MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, VALIDITY, ENFORCEABILITY OR NON-INFRINGEMENT REGARDING OR WITH RESPECT TO THE PRODUCT PATENTS, THE PRODUCT TRADE DRESS, THE PRODUCT TRADEMARKS OR THE PRODUCT MANUFACTURING TECHNOLOGY.

ARTICLE IV

TERM AND TERMINATION

Section 4.1 Term. This Agreement shall commence on the Effective Date and shall continue in perpetuity, unless earlier terminated in accordance with this Article IV.

Section 4.2 Termination. CTI and BIIB shall each have the right to terminate this Agreement with immediate effect upon written notice to the other upon the occurrence of any of the following:

(a) the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law; or

(b) the other party fails to cure any noncompliance with any of the terms and conditions hereof or any breach of the representations and warranties hereof within the time period specified in any written notice (which shall be at least thirty (30) days) delivered to such non-compliant or breaching party.

BIIB shall have the additional right to terminate this Agreement without cause upon written notice delivered to CTI.

Section 4.3 Effect of Termination. If this Agreement expires pursuant to Section 4.1 or is terminated pursuant to Section 4.2, any such expiration or termination shall not operate to discharge any liability that had been incurred by either party prior thereto.

Section 4.4 Survival. The licenses granted herein pursuant to Sections 2.1, 2.2 and 2.6 and the provisions of Sections 2.6, 3.2 and 4.3 and Articles II and V shall survive any expiration or termination of this Agreement.

ARTICLE V

MISCELLANEOUS

The provisions of Articles XII (Indemnification) and XIII (General Provisions) of the Asset Purchase Agreement are incorporated herein, mutatis mutandis, by reference and shall be effective as if fully set forth herein. In furtherance of the foregoing, consistent with Section 12.2 of the Asset Purchase Agreement, each party acknowledges and agrees that the other party shall be entitled to seek temporary or permanent injunctive relief or specific performance in order to enforce its rights under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this License-Back Agreement to be signed by their respective representatives thereunto duly authorized, all as of the Effective Date.

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco
Name:
Title:

BIOGEN IDEC INC.

By:	/s/ Faheem Hasnain
Name:
Title: